EXHIBIT 10.13C

                                               Date of Grant: September 14, 2005


                          CHARTWELL INTERNATIONAL, INC.
                        RESTRICTED STOCK AWARD AGREEMENT



     THIS AGREEMENT is made by and between Chartwell International, Inc. ("Chartwell" or the "Company") and Charles Srebnik ("Director").

1. Award of Restricted Stock. Pursuant to the Plan, Chartwell hereby grants to Director, in the manner and subject to the conditions hereinafter provided, seventy five thousand (75,000) shares of Chartwell's Common Stock (the "Restricted Stock"). As used in this Agreement, the term "Restricted Stock" refers to the stock granted under this Agreement and includes all securities received (a) in replacement of the Restricted Stock, (b) as a result of stock dividends or stock splits in respect of the Restricted Stock, and (c) in replacement of the Restricted Stock in a recapitalization, merger, reorganization or the like.

         This Restricted Stock is specifically conditioned on compliance with the terms and conditions set forth herein.

2. Vesting of Restricted Stock.

         2.1 The right to unrestricted ownership in the Restricted Stock under this Restricted Stock Award shall vest with respect to 37,500 shares on January 1, 2006 and the remaining shares shall be fully vested in the Director on October 1, 2006 ("Vesting Date").

         2.2 Permitted Forfeiture of Unvested Restricted Stock. Director acknowledges that all of the Restricted Stock that has not vested in accordance with Section 2.1 shall be forfeited and all rights of the Director to such Restricted Stock shall terminate without further obligation on the part of Chartwell, unless the Director has remained an employee of, or a non-employee Director of, or active consultant providing services to Chartwell or any of its Subsidiaries, until the Vesting Date of the Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be transferred to Chartwell without further action by the Director.

         The Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent that Shares are subject to vesting and in the event of termination of employment with or services to Chartwell or any Subsidiary for any reason.

         2.3 Deliveries by Chartwell. A certificate evidencing the Restricted Stock shall be issued by Chartwell in Director's name, pursuant to which Director shall have voting rights and shall be entitled to receive all dividends unless and until the Shares of Restricted Stock are forfeited pursuant to this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Stock, and Chartwell may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company for safekeeping until all vesting and forfeiture restrictions lapse pursuant to the terms of this Agreement. Upon the lapse of the vesting and forfeiture restrictions, Chartwell shall cause a new certificate or certificates to be issued without legend in the name of the Director.



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Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares under this Restricted Stock Award (whether vested or unvested) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any federal or state securities law or regulation. Chartwell shall not be obligated to (a) issue or deliver any Restricted Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange, (b) qualify the issuance of the stock in any jurisdiction, or (c) register the shares of Restricted Stock with the SEC.

3. Adjustments. Should any change be made to the Common Stock of Chartwell by reason of any stock split, reverse stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without Chartwell's receipt of consideration, Chartwell shall make appropriate adjustments to the number and/or class of securities and the exercise price per share in effect under this Restricted Stock Award in order to prevent the dilution or enlargement of benefits thereunder; provided however, that the number of shares subject to this Restricted Stock Award shall always be a whole number and Chartwell shall make such adjustments as are necessary to insure this Restricted Stock Award is set as whole shares.

4.       Suspension and Cancellation of Stock

         4.1 Mandatory Suspension and Cancellation of Stock. In the event Chartwell reasonably believes Director has committed an act of misconduct including, but limited to acts specified below, the Chartwell may suspend Director's right in his or her Restricted Stock Award granted hereunder pending final determination by the Board of Directors. If Director is determined by the Board to have:

                  (a) committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to Chartwell or a subsidiary;

                  (b) deliberately disregarded the rules of Chartwell or a subsidiary which resulted in loss, damage or injury to Chartwell or a subsidiary;

                  (c) made any unauthorized disclosure of any trade secret or confidential information of Chartwell or a subsidiary;

                  (d) induced any partner, collaborator, client or customer of Chartwell or a subsidiary to break any contract with Chartwell or a subsidiary or induced any principal for whom Chartwell or a subsidiary acts as agent to terminate such agency relations;

                  (e) engaged in any substantial conduct which constitutes unfair competition with Chartwell or a subsidiary; or

                  (f) violated any requirement of the federal Environmental Protection Agency or any analogous state regulatory agency,

neither Director nor Director's estate shall be entitled to shares of the Restricted Stock hereunder, whether vested or unvested. The determination of the Board shall be final and conclusive. In making its determination, the Board shall give the Director an opportunity to appear and be heard at a hearing before the full Board and present evidence on Director's behalf.

5. Dissolution, Liquidation and Merger.

         5.1 Chartwell Not The Survivor. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of all of the assets of the Company (an "Event"), the restrictions under any Award, including vesting, shall be waived, and all awards shall become fully vested on the day prior to the consummation of such an Event.



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         5.2 Chartwell is the Survivor. In the event of a merger, consolidation, combination or reorganization in which Chartwell is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to outstanding Restricted Stock Awards. The Board of Directors shall determine, in its sole and absolute discretion, when Chartwell shall be deemed to survive for these purposes.

6. Reservation of Shares. Chartwell agrees that prior to the issuance of the Restricted Stock represented by this Restricted Stock Award, there shall be reserved for issuance such number of Chartwell's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement.

7. Rights of Directors.

         7.1. No Obligation To Employ. Nothing in this Restricted Stock Award will confer or be deemed to confer on Director any right to continue in the employ of, or to continue any other relationship with, Chartwell or a subsidiary or to limit in any way the right of Chartwell or a subsidiary to terminate Director's employment or other relationship at any time, with or without cause.

         7.2 Compliance With Code Section 162(m). At all times when Chartwell determines that compliance with Code Section 162(m) is required or desired, this Restricted Stock Award if granted to a Named Executive Officer shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to this Restricted Stock Award Chartwell may, subject to this Section 7, make any adjustments it deems appropriate.

8. Securities Law And Other Regulatory Compliance. Chartwell shall not be obligated to issue any Restricted Stock with respect to this Restricted Stock Award unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. Director may be required to furnish representations or undertakings deemed appropriate by Chartwell to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares acquired with respect to this Restricted Stock Award shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Restricted Stock Award.

9. Restricted Securities. Director understands that the Restricted Stock are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Restricted Stock, absent an effective registration statement, can only be sold pursuant to an exemption from registration, such as Rule 701 or Rule 144 of the Securities Act. Director understands that Company is under no obligation to register any of the securities sold hereunder.

10. Restrictive Legends and Stop-Transfer Orders.

         10.1 Legends. Director understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by state or federal securities laws, the Company's Articles of Incorporation or Bylaws, any other agreement between Director and the Company or any agreement between Director and any third party:



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     THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND FORFEITURE RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

         10.2 Stop-Transfer Instructions. Director agrees that, to ensure compliance with the restrictions imposed by this Agreement, Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         10.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Restricted Stock, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Restricted Stock have been so transferred.

11. Section 83(b) Election; Tax Advice. Director should understand that Section 83 of the Internal Revenue Service Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for Restricted Stock and the Fair Market Value of the Restricted Stock as of the date any restrictions on the Restricted Stock lapse. Director understands that if such provision is applicable to Director, Director may elect to be taxed at the time the Restricted Stock are granted rather then when the vesting restriction expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of grant of this Restricted Stock Award. The form for making this election may be provided by Director's tax advisor. Director understands that failure to make this filing timely will result in the recognition of ordinary income by Director, as the Restricted Stock vests at the Fair Market Value at the time of vesting as opposed to the Fair Market Value at the time of grant of this Restricted Stock Award. Director further understands that the income tax laws of the State of California or other states may contain similar provisions to Section 83 of the Code. IT IS DIRECTOR'S SOLE RESPONSIBILITY AND NOT CHARTWELL'S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b) OF THE CODE AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW, EVEN IF DIRECTOR REQUESTS CHARTWELL OR ITS REPRESENTATIVES TO MAKE THIS ELECTION ON DIRECTOR'S BEHALF.

DIRECTOR UNDERSTANDS THAT NEITHER THE COMPANY NOR ITS REPRESENTATIVES CAN PROVIDE TAX ADVICE. DIRECTOR REPRESENTS (A) THAT DIRECTOR HAS HAD THE OPPORTUNITY TO CONSULT WITH A TAX ADVISER IN CONNECTION WITH THE RESTRICTED STOCK AWARD, AND (B) THAT DIRECTOR IS NOT RELYING ON COMPANY FOR ANY TAX ADVICE. DIRECTOR HEREBY ASSUMES ALL RESPONSIBILITY FOR INVESTIGATING THE TAX CONSEQUENCES OF DIRECTOR'S INDIVIDUAL SITUATION, INCLUDING ANY CHANGES IN THE LAW, AND FOR ANY TAXES RESULTING FROM AN ELECTION UNDER SECTION 83 OR FROM FAILURE TO FILE THE ELECTION AND FOR TAXES RESULTING FROM THE LAPSE OF THE FORFEITURE RESTRICTIONS ON THE UNVESTED SHARES.



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12. Attorneys' Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Restricted Stock Award, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as an award of attorneys' fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

13. Consent of Spouse. If the Director is married on the date of this Agreement, Director's spouse must execute a Consent of Spouse in the form of Exhibit A attached. The consent does not confer or convey to Director's spouse any rights in the Restricted Stock that do not otherwise exist by operation of law by the agreement of the parties. If Director marries or remarries subsequent to the date of this Agreement, Director's new spouse must acknowledge and consent to the existence and binding effect of all restrictions contained in this Agreement by executing a Consent of Spouse within thirty (30) days of the marriage.

14. Miscellaneous Provisions.

         14.1 Notice. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

         To the Director:           Charles Srebnik
                                    3 Mary Ann Lane
                                    New City, NY 10956

         To Chartwell:              Chartwell International, Inc.
                                    1124 Smith Street, Suite 304
                                    Charleston, WV 25301
                                    Attn: Chairman

         14.2 Entire Agreement. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

         14.3 Severability; Conflicts. Should any provision of this Agreement be held to be invalid or illegal, such illegality shall not invalidate the whole of the Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

         14.4 Choice of Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state. Any action brought in connection with this Agreement shall be subject the exclusive jurisdiction of the state and federal courts sitting in West Virginia in the


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venue of Kanawha County in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

         14.5 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

         14.6 Counterparts. This Restricted Stock Award Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed as of the ---- day of ------, 2005.


CHARTWELL:                   Chartwell International, Inc.


                             By:--------------------------



DIRECTOR:                    -----------------------------

                             -----------------------------
                             Name (Please Print)

                                    Exhibit A

                                CONSENT OF SPOUSE

         I, -----------------, spouse of ------------, have read and approve the foregoing Restricted Stock Award Agreement (the "Agreement"). In consideration of granting the right to my spouse Restricted Stock of Chartwell Group, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect of the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or in any Restricted Stock issued pursuant thereto under the laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

         I understand that I may benefit from independent legal counsel regarding the Agreement and this Consent of Spouse and related matters, including specific tax, legal and financial consequences of the Agreement. I acknowledge that I have the right to and have had the opportunity to consult with independent legal counsel regarding these matters.

         Executed in -------------, ---------------.


Dated:  --------, 2005           ----------------------
                                 [Name of Spouse]